Exhibit 5.1

Stikeman Elliott LLP Barristers & Solicitors 5300 Commerce Court West 199 Bay Street Toronto, ON Canada M5L 1B9 Main: 416 869 5500 Fax: 416 947 0866 www.stikeman.com

August 17, 2018

The Board of Directors of MDC Partners Inc.

725 Fifth Avenue, 19th Floor

New York, NY 10151

United States

Dear Sirs and Mesdames:

Re:	MDC Partners Inc. – Registration Statement on Form S-8 re 2016 Stock Incentive Plan

We have acted as Canadian counsel for MDC Partners Inc. (the “Company”), a company incorporated under the Canada Business Corporations Act, in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an additional 1,250,000 class A subordinate voting shares of the Company (the “Plan Shares”), which may be issued by the Company pursuant to the Company’s 2016 Stock Incentive Plan (the “Plan”).

Documentary Review

We have examined copies of the following documents:

(a)	the Plan; and

(b)	the Registration Statement.

Reliances

For the purposes of this opinion, we have also examined and relied upon originals or copies of the following documents (collectively, the “Corporate Documents”):

(a)	a certificate of an officer of the Company dated the date hereof (the “Officer’s Certificate”) certifying certain matters including, among other things:

(i)	the articles of the Company (the “Articles”);

(ii)	the by-laws of the Company (the “By-Laws”); and

(iii)	the resolutions of the board of directors of the Company relating to the Registration Statement and passed on July 26, 2018; and

(b)	a certificate of compliance dated the date hereof issued pursuant to the Canada Business Corporations Act relating to the Company.

A duplicate copy of the Officer’s Certificate is delivered contemporaneously with this opinion. We have relied upon the Corporate Documents without independent investigation of the matters provided for in them for the purpose of providing our opinion expressed below. We have not conducted a review of the minute books of the Company.

Assumptions

In examining all documents and in providing our opinion below we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of the date hereof; and

(e)	all facts set forth in the Officer’s Certificate are complete, true and accurate.

Jurisdiction and Effective Date

Our opinion below is expressed only with respect to the laws of the province of Ontario and of the laws of Canada applicable therein and is being furnished in accordance with the requirements of Item 601(b)(5). Any reference to the laws of Ontario includes the laws of Canada that apply in Ontario.

Our opinion is expressed with respect to the laws of Ontario in effect on the date of this opinion and we do not accept any responsibility to update this opinion, take into account or inform the addressees, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any other person other than the addressees to rely on our opinion.

Opinion

Based upon and subject to the foregoing and to the qualifications set forth herein, we are of the opinion that upon due exercise or settlement, as applicable, of equity-based awards properly granted under the Plan in accordance with the terms of, and subject to the conditions contained in the Plan, including, if applicable, receipt by the Company in full of the exercise price relating to such awards, the underlying Plan Shares will be validly issued as fully paid and non-assessable shares of the Company.

Limitation

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is rendered solely to the addressee hereof in connection with the Registration Statement on Form S-8 and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Plan Shares. It may not be quoted, in whole or in part, or otherwise referred to or used for any purpose without our prior written consent.

Yours truly,

/s/ Stikeman Elliott LLP